Exhibit 3.1(b)
(Filing stamp of the Secretary
of State for Nevada, Nov. 7, 1996)

                                 STATE OF NEVADA
                                    AMENDMENT
                                       TO
                            ARTICLES OF ORGANIZATION
                           (Limited-Liability Company)
                             Pursuant to NRS 86.221


Secretary of State File No.:        2.  Secretary of State File Date:
         LLC15162-96                         November 6, 1996

Name of Limited-Liability Company:
         American Pacific Trust, LLC

The Articles of Organization of the Limited-Liability Company are amended follows: (Complete appropriate sub-section(s)):

A.       The Limited-Liability Company name is changed to:
         Atlantic Pacific Trust, LLC

B:       Other:

C: The following member(s)___, manager(s)___, managing member(s), ___ have withdrawn:

D: The following member(s)___, manager(s)___, managing member(s) ___, have been added:

The latest date upon which the Limited-Liability Company is to dissolve has been changed to :______________________________

Other matters included in the Articles of Organization of the Limited-Liability Company are amended as indicated on the attached page(s). Number of pages attached:___.

We, the undersigned, verify that we are the persons who executed this amendment to the identified Limited-Liability Company, which execution is our act and deed.

/s/ Thomas C. Roddy
------------------------------------
Signature of manager or member  Date

/s/ Steven B. Mortensen
------------------------------------
Signature of manager or member  Date

                                                /s/
(Notary seal)                                   --------------------------------
                                                Signature of notary officer
(Stamp of the Secretary
of State for Nevada, dated Nov. 7, 1996)


                                                                  Exhibit 3.1(b)

                               Secretary of State
                                    (Nevada)


LIMITED-LIABILITY COMPANY CHARTER

     I, DEAN HELLER, the Nevada Secretary of State, do hereby certify that AMERICAN PACIFIC TRUST, LLC did on November 5, 1996, file in this office the Articles of Organization for a Limited-Liability Company, that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain the provisions required by the laws governing Limited- Liability Companies in the State of Nevada.


                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on November 5, 1996.

                                   /s/ Secretary of State

                                   /s/ Certification Clerk







     (Seal of the State of Nevada)











                                                                  Exhibit 3.1(b)

(Filing stamp of the
Secretary of State for
Nevada, dated Nov. 5, 1996)

                            Articles of Organization
                            Limited-Liability Company
                              (PURSUANT TO NRS 86)
                                 STATE OF NEVADA
                               Secretary of State

Name of Limited Liability Company:  American Pacific Trust, LLC

Dissolution Date (latest date upon which the company is to dissolve):
December 31, 2020

Resident Agent: (designated resident agent and the STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:  PARACORP Incorporated

Street Address:  318 North Carson Street, Suite 208, Carson City, NV 89701

Mailing Address (if different):

Right of remaining members of the company to continue the business on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the company:

[ X ] YES   [   ] NO

Management: The company shall be managed by [X] manager(s) OR __________members

Names and addresses of manager(s) or members: (attached additional pages if necessary)

1. Thomas C. Roddy, P.E., 4750 Kelso Creek Road, Weldon, CA 93283

2. Steven B. Mortensen, 10400 Overland Road, #103, Boise, Idaho 83709

If managed by members, members may contract debts on behalf of the company ____ YES ____ NO.

Other matters: This form includes the minimal statutory requirements to organize under NRS 86. Please attach any other information deemed appropriate. Number of pages attached -0-.

Signature of organizer(s): The name(s) and address(es) of the organizer(s) executing the articles:


Nancy Gaches
Name (print)


                                                                  Exhibit 3.1(b)

Carson Street, Suite 208
Carson City, Nevada, 89701

/s/ Nancy Gaches

This instrument was acknowledged
before me on October 24, 1996, by

Nancy Gaches
Name of Person

as organizer
of American Pacific Trust, LLC
(name of party on behalf of whom
instrument was executed)


(Notary stamp and seal)
/s/ Ginny Evans
Public Notary

Certificate of acceptance of appointment of resident agent: I, Paracorp Incorporated hereby accept appointment as resident agent for the above named limited-liability company.

/s/ Nancy Gaches
for Paracorp Incorporated         10/24/96
Signature of resident agent       Date



(Stamp of the Secretary of State
for Nevada, dated Nov. 5, 1996)

                                                                  Exhibit 3.1(b)